EXHIBIT INDEX

(d)(2) Addendum to Investment Management and Services Agreement dated April 26, 1999 between IDS Life Series Fund, Inc. and IDS Life Insurance Company.

(d)(3) Amendment to Investment Management and Services Agreement between IDS Life Series Fund, Inc. and IDS Life Insurance Company, dated June 3, 2002.

(d)(7) Addendum to Investment Advisory Agreement between IDS Life Insurance Company and American Express Financial Corporation, dated June 3, 2002.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(o)(2)   Power of Attorney dated June 24, 2002.